UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following press release distributed by Dynavax Technologies Corporation (the “Company”) to its stockholders in connection with the Company’s 2025 Annual Meeting of Stockholders. The press release was first used or made available on May 12, 2025.

Dynavax Files Investor Presentation Highlighting Superior Strategy and Board That is Delivering Strong Financial Results and Significant Long-Term Value

Presentation Underscores Deep Track’s Value Destructive Plan and Inferior Slate of Director Nominees

Urges Stockholders to Vote “FOR” All Four Dynavax Director Nominees on the GOLD Proxy Card Today

EMERYVILLE, Calif., May 12, 2025 -- Dynavax Technologies Corporation (Nasdaq: DVAX) (“Dynavax” or the “Company”), a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines, today announced that it has filed an investor presentation with the Securities and Exchange Commission (“SEC”) in connection with its 2025 Annual Meeting of Stockholders to be held on June 11, 2025. Stockholders of record as of April 14, 2025, will be entitled to vote at the meeting.

Highlights of the presentation include:

•	Following its successful pivot in 2019 to prioritize its vaccine business and launch HEPLISAV-B®, Dynavax is delivering long-term returns for stockholders.
o	Dynavax has delivered 203% total return to stockholders over the last five years (as of April 17, 2025, the date Dynavax filed its definitive proxy) while vaccine peers returned 9% and the S&P Biotechnology Select Industry Index declined 17% over the same period.
o	Dynavax successfully commercialized and positioned HEPLISAV-B® to be the market-leading hepatitis B vaccine with $268 million in net product revenue in 2024 and approximately 44% U.S. market share at year end 2024. Dynavax reported record first quarter 2025 earnings results with HEPLISAV-B® net product revenue of $65 million, which represents 36% increase year-over-year, and total revenue of $68.2 million, which represents 34% increase year-over-year.
o	The Company’s successful business development strategy during the pandemic generated over $950 million in net product revenue from 2020 to 2022.
o	The Board and management team are executing a thoughtful and deliberate capital allocation strategy that balances strategic investment in growth through pursuit of internal and external assets and opportunistically returning capital to stockholders. Dynavax is one of the few vaccine companies that has returned meaningful capital to stockholders and has executed over 85% of its $200 million share repurchase program authorized in November 2024. The $200 million share repurchase program represents 47%[1] of Dynavax’s use of capital.

•	Dynavax has the optimal Board with uniquely qualified directors to drive the Company’s value creation potential.
o	Dynavax has implemented a proactive, strategic and extensive Board refreshment plan. Following the 2025 Annual Meeting, the Board will be comprised of nine directors, with six of eight independent directors having been appointed since 2020.
o	Dynavax’s director nominees, including the Board’s Chairman – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – bring proven strategic leadership, vaccine expertise, senior public biotechnology and M&A experience and deep industry financial expertise.

1 Use of capital from 2020 to present, excluding CapEx and SG&A expense; reflects full execution of the $200 million share repurchase program.

o	The Board has strengthened accountability and oversight through a phased board declassification.

•	Deep Track’s flawed plan puts future stockholder value at risk and the fund misleads stockholders about its willingness to come to a compromise.
o	Deep Track has been myopic in its one-dimensional plan – monetize HEPLISAV-B® exclusively for capital return, shutter internal and external efforts to accelerate growth and return all cash to stockholders – that jeopardizes Dynavax’s significant long-term growth opportunities in exchange for a near-term payoff at considerably lower value.
o	Deep Track summarily rejected four reasonable settlement proposals because it was uncompromising in its demand for direct Board representation and the implementation of its flawed strategy by either a turnover of a majority of the Board by the 2026 Annual Meeting or immediate approval of an outsized stock repurchase program.
o	Deep Track’s campaign would install candidates who bring no additive or differentiated skillsets and would instead leave Dynavax deficient in vital expertise that is needed now.

The Dynavax Board of Directors is committed to acting in the best interests of all stockholders and unanimously recommends that stockholders vote “FOR” all four of Dynavax’s director nominees standing for election – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – on the GOLD proxy card today.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Dynavax and Cooley LLP is serving as legal counsel.

About Dynavax

Dynavax is a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines to help protect the world against infectious diseases. The Company has two commercial products, HEPLISAV-B® vaccine (Hepatitis B Vaccine (Recombinant), Adjuvanted), which is approved in the U.S., the European Union and the United Kingdom for the prevention of infection caused by all known subtypes of hepatitis B virus in adults 18 years of age and older, and CpG 1018® adjuvant, currently used in HEPLISAV-B and multiple adjuvanted COVID-19 vaccines. For more information about our marketed products and development pipeline, visit www.dynavax.com.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements. Forward-looking statements can generally be identified by the use of words such as “continue,” “expect,” “will,” “plan,” “would” and similar expressions, or the negatives thereof, or they may use future dates. Forward-looking statements made in this document include statements regarding expected contributions from our current directors, expectations regarding delivering value for our stockholders, market share and size of the market, our business strategy and long-term performance. Actual results may differ materially from those set forth in this communication due to the risks and uncertainties inherent in our business, including, the risk that circumstances surrounding or leading up to our 2025 Annual Meeting may change, risks relating to our ability to commercialize and supply HEPLISAV-B, the risks that market size or actual demand for our products may differ from our expectations, risks related to the timing of completion and results of current clinical studies, risks related to the development and pre-clinical and clinical testing of vaccines containing CpG 1018 adjuvant, and risks related to the implementation of our long-term growth objectives, as well as other risks detailed in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 and any periodic filings made thereafter, as well as discussions of potential risks, uncertainties and other important factors in our other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax’s website at www.dynavax.com is not incorporated by reference in our current periodic reports with the SEC.

Important Additional Information and Where to Find It

On April 17, 2025, the Company filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and form of accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting and its solicitation of proxies for the Company’s director nominees and for other matters to be voted on. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the Proxy Statement, accompanying GOLD proxy card, any amendments or supplements to the Proxy Statement and any other relevant documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.dynavax.com/sec-filings.

Certain Information Regarding Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. The Company, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies for the 2025 Annual Meeting. Information regarding the names of such persons and their respective direct or indirect interests in the Company, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 17, 2025, including in the sections captioned “Compensation Discussion and Analysis,” “Summary Compensation Table,” “Grants of Plan Based Awards,” “Outstanding Equity Awards at Fiscal Year End,” “Pay Ratio Disclosure,” “Director Compensation,” “Certain Transactions,” “Security Ownership of Certain Beneficial Owners and Management,” and “Supplemental Information Regarding Participants in the Solicitation.” To the extent that the Company’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

For Investors:
Paul Cox
pcox@dynavax.com
510-665-0499

Or

MacKenzie Partners, Inc.
Bob Marese / John Bryan
Toll-Free: 1-800-322-2885
DVAX@mackenziepartners.com

For Media:
Dan Moore / Tali Epstein
Dynavax-CS@collectedstrategies.com